UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On February 3, 2017 we held a Special Meeting of Stockholders for the following purposes, all as described in detail in our definitive proxy statement filed with the SEC on December 29, 2016:

1.                                      To vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time, by and among Headwaters Incorporated (“Headwaters”), Boral Limited, an Australian corporation (“Boral”), and Enterprise Merger Sub, Inc., an indirect wholly owned subsidiary of Boral (“Merger Sub”), approving the transactions contemplated thereby, including the merger;

2.                                      To vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements that may be payable to Headwaters’ named executive officers in connection with the completion of the merger; and

3.                                      To vote upon a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

All proposals were approved by the stockholders. A total of 59,534,715 shares were voted on each of the proposals, representing 79.5% of the outstanding shares entitled to vote. There were no broker non-votes. Proposal No. 1 required the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the special meeting, whereas Proposals No. 2 and 3 required only the affirmative vote of a majority of the shares present at the special meeting (provided a quorum is present). The results of the voting were as follows:

1.                                      To adopt the Agreement and Plan of Merger, dated as of November 20, 2016, by and among Headwaters, Boral, and Merger Sub, approving the transactions contemplated thereby, including the merger: for — 58,764,848; against — 166,298; abstain — 603,569.

2.                                      To approve, on a non-binding advisory basis, the compensation arrangements that may be payable to Headwaters’ named executive officers in connection with the completion of the merger: for — 34,035,738; against — 23,944,484; abstain — 1,554,493.

3.                                      To approve the adjournment of the special meeting from time to time, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement: for — 53,543,621; against — 5,349,096; abstain — 641,998.

Consummation of the merger is subject to certain remaining customary closing conditions, including, without limitation, the expiration or early termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the Committee on Foreign Investment in the United States and the Investment Canada Act (Canada) R.S.C., 1985, c.28 (1st Supp.), as amended, and any regulations issued thereunder, as set forth in the merger agreement and discussed in more detail in the definitive proxy statement filed with the SEC on December 29, 2016.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the transaction, including the obtaining of required regulatory approvals or clearances, may not be satisfied; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of Headwaters may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) Headwaters may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; (7) the ability to recognize benefits of the transaction; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (9) other risks to consummation of the transaction, including the risk that the merger will not be consummated within the expected time period or at all; (10) the risks described from time to time in Headwaters’ reports filed with the SEC under the heading “Risk Factors,” including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Headwaters’ filings with the SEC; and (11) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Headwaters undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           February 3, 2017

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)